Exhibit 10b (i)

Indemnification Agreement

Indemnification Agreement (this “Agreement”), dated as of __________, 2009 (the “Agreement Date”), between W.W. Grainger, Inc., an Illinois corporation (the “Company”), and  ____________________ (“Indemnitee”).

WHEREAS, Indemnitee is a [director and/or officer] of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, the Illinois Business Corporation Act of 1983, as amended (the “Illinois Business Corporation Act”) and the By-Laws of the Company (the “By-Laws”) expressly provide that the indemnification and advancement of expenses provisions set forth therein are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under, among other things, any agreement;

WHEREAS, the Company, consistent with the practice of many other public companies, is desirous of entering into individual agreements to provide its directors and officers with contractual rights to indemnity and advancement of expenses;

WHEREAS, the Board of Directors of the Company has determined that the inability of the Company to retain and attract the most capable persons as directors and officers would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and to provide Indemnitee with specific contractual assurances that indemnification and advancement of expenses will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the By-Laws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises and of Indemnitee agreeing to or continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a) Change in Control:  any one or more of the following events: (i) the consummation of: (1) any merger, reorganization or consolidation of the Company or any Subsidiary with or into any corporation or other Person if Persons who were the beneficial owners (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Act”)) of the Company’s Common Stock and securities of the Company entitled to vote generally in the election of directors (“Voting Securities”) immediately before such merger, reorganization or consolidation are not, immediately thereafter, the beneficial owners, directly or indirectly, of at least 60% of the then-outstanding common shares and the combined voting power of the then-outstanding Voting Securities (“Voting Power”) of the corporation or other Person surviving or resulting from such merger, reorganization or consolidation (or the parent corporation thereof) in substantially the same respective proportions as their beneficial ownership, immediately before the consummation of such merger, reorganization or consolidation, of the then-outstanding Common Stock and Voting Power of the Company; or (2) the sale or other disposition of all or substantially all of the consolidated assets of the Company, other than a sale or other disposition by the Company of all or substantially all of its consolidated assets to an entity of which at least 60% of the common shares and the Voting Power outstanding immediately after such sale or other disposition are then beneficially owned (as such term is used in Rule 13d-3 under the Act) by shareholders of the Company in substantially the same respective proportions as their beneficial ownership of Common Stock and Voting Power of the Company immediately before the consummation of such sale or other disposition; or (ii) approval by the shareholders of the Company of a liquidation or dissolution of the Company; or (iii) the following individuals cease for any reason to constitute a majority of the directors of the Company then serving: individuals who, on the Agreement Date, constitute the Board and any subsequently-appointed or elected director of the Company whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the Company’s directors then in office whose appointment, election or nomination for election was previously so approved or recommended or who were directors on the Agreement Date; or (iv) the acquisition or holding by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act), other than by any Exempt Person, the Company, any Subsidiary, any employee benefit plan of the Company or a Subsidiary, of beneficial ownership (as such term is used in Rule 13d-3 under the Act) of 20% or more of either the Company’s then-outstanding Common Stock or Voting Power; provided that: (1) no such person, entity or group shall be deemed to own beneficially any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary; (2) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition if both (x) after giving effect to acquisition, such person, entity or group has beneficial ownership of less than 30% of the then-outstanding Common Stock and Voting Power of the Company and (y) prior to such acquisition, at least two-thirds of the directors described in paragraph (iii) of this definition vote to adopt a resolution of the Board to the specific effect that such acquisition shall not be deemed a Change in Control; and (3) no Change in Control shall be deemed to have occurred solely by reason any such acquisition or holding in connection with any merger, reorganization or consolidation of the Company or any Subsidiary which is not a Change in Control within the meaning of paragraph (i)(1) of this definition.

(b) Claim:  any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit, proceeding or inquiry, including any arbitration or other alternative dispute resolution mechanism, or appeal thereof, whether instituted by the Company, any governmental agency or any other party.

(c) Exempt Person: any one or more of the following: (i) any descendant of W.W. Grainger, or any spouse, widow or widower of W.W. Grainger or any such descendant (any such descendants, spouses, widows and widowers collectively defined as the “Grainger Family Members”); (ii) any descendant of E.O. Slavik, or any spouse, widow or widower of E.O. Slavik or any such descendant (any such descendants, spouses, widows and widowers collectively defined as the “Slavik Family Members” and with the Grainger Family Members collectively defined as the “Family Members”); (iii) any trust which is in existence on the Agreement Date and which has been established by one or more Grainger Family Members, any estate of a Grainger Family Member who died on or before the Agreement Date, and The Grainger Foundation (such trusts, estates and named entity collectively defined as the “Grainger Family Entities”); (iv) any trust which is in existence on the Agreement Date and which has been established by one or more Slavik Family Members, any estate of a Slavik Family Member who died on or before the Agreement Date and Mark IV Capital, Inc. (such trusts, estates and named entities collectively defined as the “Slavik Family Entities” and with the Grainger Family Entities collectively defined as the “Existing Family Entities”); (v) any estate of a Family Member who dies after the Agreement Date or any trust established after the Agreement Date by one or more Family Members or Existing Family Entities; provided that one or more Family Members, Existing Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended (“Charitable Organizations”), collectively are the beneficiaries of at least 50% of the actuarially-determined beneficial interests in such estate or trust; (vi) any Charitable Organization which is established by one or more Family Members or Existing Family Entities (a “Family Charitable Organization”); (vii) any corporation of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (e) above, or Family Charitable Organizations; or (viii) any partnership or other entity or arrangement of which a majority of the voting interest and a majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (v) above, or Family Charitable Organizations.

(d) Expenses:  attorneys’ fees and all other costs, expenses and obligations (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, telecommunications, postage and courier charges and travel expenses) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

(e) Indemnifiable Amounts:  any and all Expenses, damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event.

(f) Indemnifiable Event:  any event, occurrence or omission, whether taking place before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director and/or officer or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(g) Independent Legal Counsel:  an attorney or firm of attorneys, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld), who is experienced in matters of corporate law and who shall not have otherwise performed a material amount of services for the Company or Indemnitee within the last five years (other than with respect to (i) matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements or (ii) matters for which counsel may have been retained in the past by the independent directors of the Company’s Board of Directors).

(h) Person:  any individual, corporation, partnership, limited liability company, sole proprietorship, trust or other entity.

(i) Reviewing Party:  any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(j) Subsidiary:  a corporation, limited liability company, partnership or other business entity in which the Company, directly or indirectly, holds a majority of the voting power of the outstanding securities.

2. Basic Indemnification Arrangement; Advancement of Expenses.

(a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Indemnifiable Amounts.

(b) Upon the written request of Indemnitee delivered to the Corporate Secretary of the Company, the Company shall advance (within five business days of such request) any and all reasonable Expenses incurred by Indemnitee (an “Expense Advance”).  The Company shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of Indemnitee, or (ii) reimburse Indemnitee for such Expenses.  Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party that Indemnitee has satisfied any applicable standard of conduct for indemnification.

(c) Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Company has joined in or Company’s Board of Directors has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement (including an action pursued by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law).

(d) Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (and the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination to that effect is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.  If there has not been a Change in Control, the Reviewing Party shall be selected by the Company’s Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 4 hereof.  If there has been no determination by the Reviewing Party within thirty days after written demand is presented to the Company or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Illinois having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.  Otherwise, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(e) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in the defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all reasonable Expenses incurred in connection therewith.

3. Defense of Claims.  The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee and paid for by the Company, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense.  The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent.  The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim.  Neither the Company nor Indemnitee shall unreasonably withhold or delay its or his or her consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

4. Change in Control.  The Company agrees that if there is a Change in Control of the Company then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any provision of the Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) or By-Laws now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel.  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

5. Indemnification for Additional Expenses.  The Company shall indemnify Indemnitee against any and all reasonable Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee subject to and in accordance with Section 2(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any provision of the Company’s Articles of Incorporation or By-Laws now or hereafter in effect and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided, however, that the Indemnitee shall be required to reimburse such Indemnifiable Amounts in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by the Indemnitee, or the defense by the Indemnitee of an action brought by the Company or any other Person, as applicable, was frivolous or in bad faith.

6. Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Burden of Proof.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled.  Indemnitee shall be entitled to rely in good faith upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Company’s Board of Directors, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.  In addition, the knowledge, actions, or failures to act of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

8. No Other Presumptions.  For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In any legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9. Nonexclusivity, Etc.  The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Articles of Incorporation or By-Laws, the Illinois Business Corporation Act or otherwise.  To the extent that a change in applicable law or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Articles of Incorporation or By-Laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Company’s Articles of Incorporation or By-Laws, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein, in the Company’s Articles of Incorporation or By-Laws.  No amendment or alteration of the Company’s Articles of Incorporation or By-Laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

10. Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Company shall use all commercially reasonable efforts to provide coverage to Indemnitee under such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any similarly situated person at the Company.

11. Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

12. Amendments, Etc.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13. Subrogation.  In the event of payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy.  Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.  The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

14. No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Company’s Articles of Incorporation or By-Laws or otherwise) of the amounts otherwise indemnifiable hereunder.

15. Binding Effect, Etc.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; provided, however, that no such assumption shall relieve the Company from its obligations hereunder and any obligations shall thereafter be joint and several.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or director of the Company or of any other entity or enterprise at the Company’s request.  Neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Company to any other person or entity without the prior written consent of Indemnitee.

16. Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

17. Specific Performance, Etc.  The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

18. Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

(a) If to the Company, to:

W.W. Grainger, Inc.

100 Grainger Parkway

Lake Forest, Illinois 60045

Attn:  General Counsel

(b) If to Indemnitee, to the address set forth on Annex A hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).  Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

19. Counterparts.  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

20. Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

21. Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

W.W. GRAINGER, INC.

By:__________________________
Name:
Title:

_____________________________
                 [Indemnitee]

ANNEX A

Name and Business Address.

Attn:
Tel:
Fax: